SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 17, 2008

ENB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No)
of Incorporation)

31 E. Main St., Ephrata, PA		17522-0457
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(717) 733-4181

Not Applicable
(Former Name, Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ENB FINANCIAL CORP

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 16, 2008, management announced revisions to ENB Financial Corp’s officers and titles due to the previously announced December 31, 2008, retirement of Paul W. Brubaker.  Mr. Brubaker is Vice President and Corporate Secretary of ENB Financial Corp, and Executive Vice President of Ephrata National Bank.

As of January 1, 2009, Paul W. Wenger, who was previously Vice President and Treasurer of ENB Financial Corp, will be Vice President and Secretary.  Mr. Wenger will continue to serve as a Director of ENB Financial Corp and Ephrata National Bank. Scott E. Lied, CFO of Ephrata National Bank will assume the Treasurer position under ENB Financial Corp.

Aaron L. Groff, Jr. continues as President of ENB Financial Corp, and President, CEO and Chairman of the Board of Ephrata National Bank.

ENB FINANCIAL CORP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: December 17, 2008	By:	/s/ Aaron L. Groff, Jr.
Aaron L. Groff, Jr., Chairman of the Board,
President and CEO

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